Exhibit 10.8

Execution Copy

IGLOO HOLDINGS CORPORATION

2010 STOCK INCENTIVE PLAN

1.	PURPOSE.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company Group, and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based incentives to Eligible Persons to encourage such persons to expend their maximum efforts in the creation of stockholder value.

2.	DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Award” means any Option, Restricted Stock, or other Stock-based award granted under the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means, in the absence of a Participant Agreement otherwise defining Cause, (i) a Participant’s conviction of or indictment for any crime (whether or not involving the Company Group) (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Employer, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company or any other member of the Company Group; (ii) conduct of a Participant, in connection with his employment or service, that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any other member of the Company Group; (iii) any material violation of the policies of the Employer, including, but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Employer; or (iv) willful neglect in the performance of a Participant’s duties for the Employer or willful or repeated failure or refusal to perform such duties; provided, however, that if, subsequent to the Participant’s voluntary Termination for any reason or involuntary Termination by the Employer without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause for all purposes under this Plan. In the event there is a Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Employer for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Participant Agreement are complied with.

(d) “Change in Control” shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to a Third Party, (ii) the direct or indirect acquisition by a Third Party of “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation, or otherwise (other than an offering of common equity to the general public through a registration statement filed with the Securities and Exchange Commission), and (iii) following any IPO, individuals who, immediately following the IPO, constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors immediately following the IPO or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(f) “Committee” means the Board or such other committee appointed by the Board consisting of two or more individuals.

(g) “Company” means Igloo Holdings Corporation, a Delaware corporation.

(h) “Company Group” means the Company, together with any direct or indirect subsidiary of the Company.

(i) “Company Securities” means equity securities of the Company acquired by the Sponsors from time to time.

(j) “Competitive Activity” means, with respect to any Participant, any activity reasonably determined by the Committee to be competitive with the business of the Company Group. If a Participant is a party to an effective Participant Agreement that contains covenants relating to confidential information, restrictions on competition, interference, and/or solicitation, or other similar restrictions on the Participant’s conduct, engaging in “Competitive Activity” with respect to such Participant shall mean the breach of such restrictive covenants.

(k) “Disability” means, in the absence of a Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event there is a Participant Agreement between a Participant and the Employer defining Disability, “Disability” shall have the meaning provided in such Participant Agreement, and a Termination by reason of a Disability hereunder shall not be deemed to have occurred unless all applicable notice periods in such Participant Agreement are complied with.

(l) “Effective Date” means August 4, 2010.

(m) “Eligible Person” means (i) each employee of the Company or any other member of the Company Group, including each such person who may also be a director of the Company and/or any other member of the Company Group, (ii) each non-employee director of the Company or any other member of the Company Group, (iii) each other person or entity that provides substantial services to the Company and/or any other member of the Company Group and that is designated as eligible by the Committee, and (iv) any person who has been offered employment by the Company or any other member of the Company Group; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or any other member of the Company Group. An employee on an approved leave of absence may be considered to remain in the employ of the Company or any applicable member of the Company Group for purposes of eligibility for participation in the Plan.

(n) “Employer” means, with respect to a Participant, member of the Company Group by which the Participant is principally employed or to which such Participant provides services, as applicable (in each case, determined without regard to any transfer of an Award).

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(p) “Expiration Date” means the date upon which the term of an Option expires, as determined under Section 5(b) hereof.

(q) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination, or if there is no such closing price reported on that date, then on the last preceding date on which such a closing price was reported. If the Stock is not listed on a national securities exchange, or representative quotes are not available from such exchange, Fair Market Value means the amount determined by the Board in good faith to be the fair market value of the Stock, calculated in a manner consistent with Section 409A of the Code.

(r) “IPO” shall mean an initial underwritten public offering of the Company’s equity securities pursuant to an effective Form S-1 registration statement filed under the Securities Act.

(s) “IPO Date” means the effective date of the registration statement for the IPO.

(t) “Lock-Up Period” has the meaning set forth in Section 8(b) below.

(u) “Option” means a conditional right, granted to a Participant under Section 5 hereof, to purchase Stock at a specified price during specified time periods. Options under the Plan are not intended to qualify as “incentive stock options” meeting the requirements of Section 422 of the Code.

(v) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.

(w) “Participant” means an Eligible Person who has been granted an Award under the Plan, or if applicable, such other person or entity who holds an Award.

(x) “Participant Agreement” means an employment or services agreement between a Participant and the Employer that describes the terms and conditions of such Participant’s employment or service with the Employer and is effective on the applicable date of grant with respect to any Award.

(y) “Permitted Transfer” means any transfer by a Participant of all or any portion of his shares of Stock (or Options, for purposes of Section 5(f) below) to (i) any trust established for the sole benefit of such Participant or such Participant’s spouse or direct lineal descendents, provided such Participant is the sole trustee of such trust, (ii) any other entity (including an Individual Retirement Account or similar investment account) in which the direct and beneficial owner of all voting securities of such entity is held by such Participant, or (iii) such Participant’s heirs, executors, administrators, or personal representatives upon the death of such Participant.

(z) “Person or Group” means any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), in each case, other than the Sponsors, any member of the Company Group, or an employee benefit plan maintained by any member of the Company Group.

(aa) “Plan” means this 2010 Igloo Holdings Corporation Stock Incentive Plan, as may be amended from time to time.

(bb) “Prime Rate” means the rate from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates).

(cc) “Prohibition Event” has the meaning set forth in Section 9(e) below.

(dd) “Repurchase Price” means —

(i) on or following a Participant’s Termination other than by the Employer for Cause, an amount equal to the Fair Market Value of the Stock on the date that the written notice of repurchase is delivered pursuant to Section 9(b) below; or

(ii) on or following a Participant’s Termination by the Employer for Cause, the lesser of (A) the original purchase price paid for such shares of Stock and (B) the Fair Market Value of the Stock on the date that the written notice of repurchase is delivered pursuant to Section 9(b) below; provided, however, if (x) such Termination occurs after the ten (10) year anniversary of the date of grant of the Award to which the shares of Stock subject to the Repurchase Right relate, and (y) the Award to which the shares of Stock subject to the Repurchase Right relate is a “stock right” within the meaning of Section 409A of the Code, the Repurchase Price shall instead be the Fair Market Value of the Stock on the date of repurchase.

(ee) “Repurchase Right” has the meaning set forth in Section 9(a) below.

(ff) “Repurchase Right Exercise Period” means the period commencing on the date of the Participant’s Termination with the Employer for any reason and ending on the earlier to occur of (i) the IPO Date and (ii) the twelve (12) month anniversary of the date of such Termination, or if later, the twelve (12) month anniversary of the date the applicable shares of Stock were acquired upon the exercise of an Option or other Award requiring exercise.

(gg) “Repurchase Right Lapse Date” means the earlier to occur of (i) the IPO Date and (ii) a Change in Control resulting in the Stock’s being listed on a national securities exchange.

(hh) “Restricted Stock” means Stock granted to a Participant under Section 6 hereof that is subject to certain restrictions and to a risk of forfeiture.

(ii) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock grant.

(jj) “Securities Act” means the Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(kk) “Shareholders Agreement” means that certain Shareholders Agreement dated as of the Effective Date, by and among the Company, certain of its investors, Interactive Data Corporation, and Igloo Intermediate Corporation, as the same may be amended and/or restated from time to time.

(ll) “Sponsors” means, collectively, investment funds affiliated with Warburg Pincus LLC and Silver Lake Management Company III, L.L.C., and their respective affiliates.

(mm) “Stock” means the Company’s common stock, $0.01 par value per share, and such other securities as may be substituted for Stock pursuant to Section 11 hereof.

(nn) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Employer for any reason; provided, however, that if so determined by the Committee at the time of any change in status in relation to the Employer (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed to be a Termination hereunder. Unless otherwise determined by the Committee, in the event that any Employer ceases to be a member of the Company Group (by reason of sale, divesture, spin-off, or other similar transaction), any Participants employed by or providing services to such former Employer shall be deemed to have a Termination hereunder as of the date of the consummation of such transaction, except if any such Participant’s employment or service is transferred to another entity that would constitute an Employer immediately following such transaction,

(oo) “Third Party” shall mean any Person or Group, excluding the Sponsors or their respective affiliates.

3.	ADMINISTRATION.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants, (ii) grant Awards, (iii) determine the type, number of shares of Stock subject to, and other terms and conditions of, and all other matters relating to, Awards, (iv) prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (v) construe and interpret the Plan and Award agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (vi) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time, and (vii) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all persons, including, without limitation, each member of the Company Group, Eligible Persons, Participants, and beneficiaries of Participants. For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of any member of the Company Group, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any other member of the Company Group shall be expressly approved by the Committee.

(c) Section 409A. The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.

4.	SHARES AVAILABLE UNDER THE PLAN.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 11 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 108,317,501. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant. Shares withheld in payment of the exercise price or taxes relating to an Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan.

5.	OPTIONS.

(a) General. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Options shall be set forth in Option Agreements, which agreements need not be identical.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant; provided, however, that if an Option is intended to not be considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the applicable exercise price shall not be less than the Fair Market Value on the date of grant.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to Options granted hereunder shall be made in full upon exercise of the Options in a manner approved by the Committee, which may include any of the following payment methods: (i) in immediately available funds in United States dollars, or by certified or bank cashier’s check, (ii) by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Options so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Options divided by the Fair Market Value on the date of exercise, (iii) by delivery of shares of Stock having a Fair Market Value equal to the exercise price, or (iv) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available on or following the date the Company (or any of its affiliates) files an initial registration statement for an IPO.

(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in the Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Employer, and all vesting shall cease upon a Participant’s Termination with the Employer for any reason.

(f) Transferability of Options. Except in connection with a Permitted Transfer of vested Options, an Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. To the extent a Participant wishes to make a Permitted Transfer of vested Options, it shall be a condition of each such Permitted Transfer that (x) the transferee agrees to be bound by the terms of the Plan and the applicable Award agreement as though no such transfer had taken place, and (y) the Participant has complied with all applicable law in connection with such transfer. The Participant and the transferee shall execute any documents reasonably required by the Committee to effectuate such Permitted Transfer.

(g) Termination. Except as may otherwise be provided in an Option Agreement or determined by the Committee subsequent to grant—

(i) In the event of a Participant’s Termination with the Employer prior to the Expiration Date for any reason other than (A) by the Employer for Cause or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to such Participant’s Options shall cease, (2) all of such Participant’s unvested Options shall expire as of the date of such Termination, and (3) all of such Participant’s vested Options shall remain exercisable until the earlier of the Expiration Date and the date that is ninety (90) days after the date of such Termination.

(ii) In the event of a Participant’s Termination with the Employer prior to the Expiration Date by reason of such Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options shall cease, (B) all of such Participant’s unvested Options shall expire as of the date of such Termination, and (C) all of such Participant’s vested Options shall remain exercisable until the earlier of the Expiration Date and the date that is twelve (12) months after the date of such Termination due to death or Disability of the Participant. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Participant at the time of such Termination due to death.

(iii) In the event of a Participant’s Termination with the Employer prior to the Expiration Date by the Employer for Cause, all of such Participant’s Options (whether or not vested) shall immediately expire as of the date of such Termination.

(h) Book Entry; Certificates. Unless otherwise determined by the Committee, in its sole discretion, Stock acquired upon the exercise of Options shall be held in book entry form, rather than delivered to the Participant, through the expiration of the Lock-Up Period. If certificates representing Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock.

6.	RESTRICTED STOCK.

(a) General. Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 6(b), except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Restrictions on Transfer. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement, which vesting the Committee may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Notwithstanding anything contained herein to the contrary, the Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

(c) Book Entry; Certificates. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. Unless otherwise determined by the Committee, in its sole discretion, the Restricted Stock shall be held in book entry form, rather than delivered to the Participant, through the expiration of the Lock-Up Period. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(d) Termination. Except as may otherwise be provided by the Committee in the Restricted Stock Agreement, in the event of a Participant’s Termination with the Employer for any reason prior to the time that such Participant’s Restricted Stock has vested, (i) all vesting with respect to such Participant’s Restricted Stock shall cease, and (ii) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is equal to $0, such unvested shares of Restricted Stock shall be forfeited by the Participant to the Company for no consideration as of the date of such Termination.

7.	OTHER STOCK-BASED AWARDS.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award agreements, which agreements need not be identical.

8.	SHAREHOLDERS’ OR SIMILAR AGREEMENT; RESTRICTIONS ON STOCK.

(a) In connection with any Award, to the extent that such Participant is not already a party to the Shareholders Agreement or similar agreement with the Company and/or the Sponsors, as determined by the Committee, such Participant shall be required to execute and become a party to the Shareholders Agreement or such similar agreement.

(b) In the event the restrictions on the transfer of Stock set forth in Article IV of the Shareholders Agreement have lapsed prior to the two (2) year anniversary of the IPO Date, then, except (i) as otherwise approved by the Committee, or (ii) pursuant to Section 9 below, shares of Stock acquired by a Participant pursuant to the vesting and/or exercise of any Award granted hereunder may not be sold, transferred, or otherwise disposed of prior to the two (2) year anniversary following the IPO Date (the “Lock-Up Period”); provided, however, that as of any date following the six (6) month anniversary of an IPO, a Participant may transfer up to the aggregate number of shares of Stock acquired by such Participant pursuant to any Award hereunder multiplied by a fraction, the numerator of which is the aggregate number of Company Securities sold by the Sponsors to unaffiliated persons or entities in connection with the IPO and/or following the IPO, and the denominator of which is equal to sum of the aggregate number of Company Securities owned by the Sponsors immediately prior to the IPO. If requested by the underwriters managing any public offering, each Participant shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Stock (or securities) subject to the foregoing restriction until the end of such Lock-Up Period.

9.	REPURCHASE RIGHTS UPON TERMINATION.

(a) If, prior to the Repurchase Right Lapse Date, a Participant undergoes a Termination with the Employer for any reason, in addition to any repurchase right or obligation of the Company with respect to unvested shares of Restricted Stock as provided in Section 6 above, and except as otherwise set forth in an Award Agreement, the Company shall have the right to repurchase the shares of Stock received pursuant to Awards granted hereunder pursuant to the terms and conditions of this Section 9 at any time during the Repurchase Right Exercise Period (the “Repurchase Right”). Notwithstanding anything herein to the contrary, the Company shall not, except in extraordinary circumstances as determined by the Board, exercise the Repurchase Right with respect to any shares of Stock acquired by a Participant until such time as the Participant has held such shares of Stock for at least six (6) months.

(b) The Repurchase Right shall entitle the Company to purchase such shares of Stock at a per-share price equal to the Repurchase Price, and shall be exercisable upon written notice to a Participant indicating the number of shares of Stock to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice. To the extent not otherwise held in book entry form by the Company, the certificates representing the shares of Stock to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase.

(c) If the Company exercises the Repurchase Right following a Participant’s Termination other than (A) by the Employer for Cause or (B) by a Participant’s voluntary resignation, the aggregate Repurchase Price shall be paid in a lump sum at the time of repurchase.

(d) If the Company exercises the Repurchase Right following a Participant’s Termination (A) by the Employer for Cause or (B) by such Participant’s voluntary resignation, the Company shall be permitted to issue a promissory note equal to the aggregate Repurchase Price in lieu of a cash payment; provided, however, that such promissory note shall have a maturity date that does not exceed three (3) years from the date of such repurchase, shall bear simple interest of not less than the Prime Rate in effect on the date of such repurchase, and shall be payable as to interest in equal monthly installments during the term of the note and as to principal on the maturity date.

(e) Notwithstanding anything contained in this Section 9(e) to the contrary, in the event that any repurchase described herein (including the distribution of cash by any member of the Company Group to the Company to fund such repurchase) would result in a default under any applicable financing documents of the Company or any other member of the Company Group, or would otherwise be prohibited by applicable law (as applicable, a “Prohibition Event”), commencement of the applicable Repurchase Right Exercise Period shall be delayed until the Prohibition Event ceases to exist, but in no event shall such delay extend for more than eighteen (18) months. Without limiting the foregoing, at any time prior to the Repurchase Right Lapse Date, the Company shall be permitted to assign the Repurchase Right, in whole or in part, to the Sponsors. In connection with any such assignment, Silver Lake Management Company III, L.L.C. and its affiliates (and/or their assignees) (the “Silver Lake Group”) and Warburg Pincus LLC and its affiliates (and/or their assignee) (the “Warburg Pincus Group,” and each of the Silver Lake Group and the Warburg Pincus Group, a “Sponsor Group”) each shall have a pro rata right (based on their relative ownership of Company Securities at the time of delivery of such notification by the Company) to exercise such Repurchase Right pursuant to the terms and conditions of this Section 9 in the same manner as the Company; provided that in the event that either Sponsor Group (the “Non-Exercising Sponsor Group”) elects not to exercise its Repurchase Right for all or any portion of its pro rata share of the shares of Stock subject to such Repurchase Right (the “Non-Exercised Shares”), the Company shall promptly notify the other Sponsor Group of such determination (including the amount of Non-Exercised Shares) and, in such event, such other Sponsor Group shall have a right to exercise such Repurchase Right with respect to all or any portion of the Non-Exercised Shares pursuant to the terms and conditions of this Section 9 in the same manner as the Company.

(f) In connection with any purchase of shares of Stock pursuant to this Section 9, the Company will be entitled to receive customary representations and warranties from the Participant regarding the purchase of such shares of Stock as may be reasonably requested by the Company, including but not limited to the representation that the Participant has good and marketable title to such shares of Stock to be transferred free and clear of all liens, claims and other encumbrances.

10.	COMPETITIVE ACTIVITIES.

Notwithstanding anything contained in the Plan to the contrary, in the event that a Participant engages in any Competitive Activity during the term of such Participant’s employment or service with the Employer or during the six (6) month period following such Participant’s Termination with the Employer for any reason, the Committee may determine, in its sole discretion, to (a) require all Awards held by such Participant to be immediately forfeited and returned to the Company without additional consideration, (b) require all shares of Stock acquired upon the vesting and/or exercise of Awards within the twelve (12) month period prior to the date of such Competitive Activity to be immediately forfeited and returned to the Company without additional consideration, and (c) to the extent that such Participant received any profit from the sale of any Stock underlying an Award within the twelve (12) month period prior to the date of such Competitive Activity, require that such Participant promptly repay to the Company any profit received pursuant to such sale.

11.	ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

(a) Capitalization Adjustments. Except as otherwise set forth in an Award Agreement, the aggregate number of shares of Stock that may be granted or purchased pursuant to Awards (as set forth in Section 4 above), the number of shares of Stock covered by each outstanding Award, and/or the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event (as defined below)), (ii) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration, or (iii) in the event of any change in applicable laws or circumstances that results in or could result in, in either case as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b) Corporate Events. Notwithstanding the foregoing, except as may otherwise be provided in an Award agreement, in connection with (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, (iii) a Change in Control, or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(i) the assumption or substitution of such Awards in connection with such Corporate Event, in which case, the Awards shall be subject to the adjustment set forth in subsection (a) above;

(ii) accelerated vesting of any Awards, subject to the consummation of such Corporate Event;

(iii) the cancellation of any or all vested and/or unvested Awards as of the consummation of such Corporate Event, in which case Participants who hold vested Awards (including any Awards that would vest on the Corporate Event but for cancellation) so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that Participants who hold Options and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise price is greater than zero (and to the extent the per-share consideration is less than or equal to the applicable exercise price, such Awards shall be cancelled for no consideration); or

(iv) the replacement of Awards (other than Awards that are “stock rights” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced, and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to clause (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to his Awards, (ii) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(c) Fractional Shares. Any adjustment provided under this Section 11 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

12.	USE OF PROCEEDS.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

13.	RIGHTS AND PRIVILEGES AS A STOCKHOLDER.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that person.

14.	EMPLOYMENT OR SERVICE RIGHTS.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Employer or any other member the Company Group.

15.	COMPLIANCE WITH LAWS.

The obligation of the Company to deliver Stock upon vesting and/or exercise of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an option of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.	WITHHOLDING OBLIGATIONS.

As a condition to the vesting and/or exercise of any Award, the Committee may require that a Participant satisfy, through a cash payment by the Participant, or in the discretion of the Committee, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting and/or exercise. The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the exercise or settlement date of the Award; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.

17.	AMENDMENT OF THE PLAN OR AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan; provided, however, that the Board shall not, without stockholder approval, make any amendment to the Plan that requires stockholder approval pursuant to applicable law or, at any time that the Stock is listed on any national securities exchange, the applicable rules of the national securities exchange on which the Stock is principally listed. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

(b) Amendment of Awards. The Board or the Committee may, at any time, and from time to time, amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 11 hereof, shall constitute an amendment of an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of any one or more Awards if necessary to bring the Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(c) Repricing of Awards without Stockholder Approval. The repricing of Awards upon the approval of the Board or Committee shall expressly be permitted under the Plan without additional stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Award to lower its exercise price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 11(a)), (ii) any other action that is treated as “repricing” under generally accepted accounting principals, and (iii) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 11(b).

18.	TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Rights under any Award granted before suspension or termination of the Plan shall not be impaired by such suspension or termination.

19.	EFFECTIVE DATE OF THE PLAN.

The Plan is effective as of the Effective Date.

20.	MISCELLANEOUS.

(a) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by such Participants. An Award may be modified under this Section 20(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified.

(b) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(c) Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, or relative, or an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(d) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

(e) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, or to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(f) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company or other member of the Company Group and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(g) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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